First National Bank*

 CHANGE IN TERMS AGREEMENT

 Borrower:        Advanced Remote Communications Solutions, Inc.
                  a California corporation fka Boatracs, Inc., California corporation
                  Enerdyne Technologies, Inc., a California corporation
                  10675 Sorrento Valley Road, #200
                  San Diego, CA 92121
Lender:
 First National Bank
 401 West A Street
 P.O. Box a5625
 San Diego, CA 92101

 Principal Amount: $1,750,000.00     Initial Rate: 8.750%   Date of Agreement:
 February 28, 2000

 DESCRIPTION OF EXISTING INDEBTEDNESS. The Promissory Note dated December 29, 1998 in the original amount of $750,000.00, originally maturing December 29, 2000 as modified by a Change In Terms
 Agreement dated February 4, 2000.

 DESCRIPTION OF COLLATERAL. Commercial Security Agreement dated December 29, 1998, granting Lender a security interest in all business assets, patents and trademarks granted by Enerdyne Technologies, Inc. as perfected by UCC-1 Financing Statement filed on January 7, 1999 with the California Secretary of Sate as file no. 9901160899 and a LICC-1 Financing Statement filed on January 12, 1999 with the Mississippi Secretary of State as file no. 01284984.

 Commercial Security Agreement dated December 29, 1998, granting Lender a security interest in all business assets and stock granted by Boatracs, Inc. as perfected by LICC-1 Financing Statement filed on January 7, 1999 with the California Secretary of State as file no. 9901160891 and a UCC-1 Financing Statement filed on January 12, 1999 with the Mississippi Secretary of State as file no. 01284982.

 Commercial Security Agreement dated December 29, 1998 granting a security interest in all business assets granted by Boatracs (Europe) B.V. and Oceantrac Incorporated as perfected by LICC-1 Financing Statement filed on January 28, 1999 with the California Secretary of State as file no. 9902960298 and a UCC-1 Financing Statement filed on January 19, 1999 with the Mississippi Secretary of State as file no. 01286380.

 Commercial Security Agreement dated February 4, 2000 granting a security Interest in all business assets and stock granted by Innovative Communications Technologies, Inc. as perfected by UCC-1 Financing Statement to be filed concurrently with the execution of this agreement.

 DESCRIPTION OF CHANGE IN TERMS. 1) Increase line of credit amount from $750,000.00 to 1,750,000.00.

 2) Extension of maturity date to December 29, 2001

 3) Borrower shall cause Innovative Communications Technologies, Inc. to deliver to Lender a fully executed Landlord's Consent for the lease at 9201 Gaither Road, Gaithersberg, Maryland

 4) Debt to EBITDA ratio increased from 3.0 to 3.50

 5) Amend and restate Borrowing Bass as follows: The words "Borrowing Base" shall mean as determined by Lender from time to time, the lesser of (a) $1,750,000.00; or (b) the sum of (i) up to 80% of Eligible Accounts, plus (it) the lesser of (1) $300,000.00 or (2) up to 50% of the aggregate amount of Eligible Inventory less related trade accounts payable. In determining the amount of the Borrowing Bass, all Eligible Accounts and Eligible Inventory of all Borrowers shall be included.

 CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lencler's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreemprit below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, Modification or release, but also to all such subsequent actions.





                                      CHANGE IN TERMS AGREEMENT
                                               (Continued)

 Page 2

 BORROWER:

 ADVANCED REMOTE COMMUNICATIONS SOLUTIONS, INC. A CALIFORNIA CORPORATION FKA BOATRACS, INC., A
 CALIFORNIA

 CORPORATION

 By:/S/ MICHAEL SILVERMAN


       MichaeL  Silverman, Chairman of the Board/CEO of
       Advanced Remote Communication Solutions, Inc.
       a California corporation fka Boatracs, Inc., a California corporation

 ENERDYNE TECHNOLOGIES INC., A CALIFORNIA CORPORATION
 By:/s/ Michael Silverman
       Michael    Silverman, Chairman of the Board/CEO of
       Enerdyne Technologies, Inc., a California
       corporation

 Jon Gilbert
 /s/ Jon Gilbert